Exhibit 23.1

Kost Forer Gabbay & Kasierer 144 Menachem Begin Road, Building A, Tel-Aviv 6492102, Israel	Tel: +972-3-6232525 Fax: +972-3-5622555 ey.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements:

1.	Registration Statement (Form S-3. No. 333-262892) of SolarEdge Technologies Inc.
2.
Registration Statements (Form S-8. No. 333-285185, Form S-8. No. 333- 262891 and 333-203193) pertaining to the Amended and Restated 2015 Global Incentive Plan and 2015 Employee Stock Purchase Plan of SolarEdge Technologies Inc.

of our reports dated February 25, 2026, with respect to the consolidated financial statements of SolarEdge Technologies Inc., and the effectiveness of internal control over financial reporting of SolarEdge Technologies Inc. included in this amendment No.1 to the Annual Report (Form 10-K/A) of SolarEdge Technologies Inc. for the year ended December 31, 2025.

/s/ Kost Forer Gabbay & Kasierer
A Member of EY Global

Tel-Aviv, Israel

March 23, 2026